UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor

New York, NY 10006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry Into A Material Definitive Agreement.

Effective on August 3, 2018, Seven Stars Cloud Group, Inc. (the “Company”) entered into a joint venture (the “Joint Venture”) with Aladdin Fintech Company Limited, a Cayman Islands corporation (“Aladdin”), and the parent company of I-House pursuant to a joint venture agreement (the “Agreement”). The Agreement is focused on global real estate asset digitization and post-digitization services. Ownership of the Joint Venture is 50/50. The Joint Venture will be led by IHT and the chief executive officer of the Joint Venture will be Ricky Ng, the former Head of Technology for Yahoo! in China. The Joint Venture will be established in Hong Kong and will include offices in New York and Beijing. Mr. Bruno Wu, the Company’s Chief Executive Officer, will serve as a Director on the board of directors of the Joint Venture (the “Board”). Mr. Federico Tovar, the Company’s Chief Financial Officer, will serve as the Chief Financial Officer for the Joint Venture. The Board will be comprised of 3 members. One Board member will be appointed by Aladdin, one Board member will be appointed by the Company and one Board member will be an independent appointee. Actions of the Board will require the approval of 2 of the 3 members of the Board.

Aladdin is contributing 300,000RMB as working capital, and the Company is contributing 300,000RMB as a loan at 4% and repaid as a priority from revenues generated. IHT is responsible for staffing the management, sales and operations team for the Joint Venture. The Company will contribute the systems and resources to facilitate digital offerings through the IHT platform. The Company is responsible for (i) all company registrations, licenses and regulatory approvals required for operations in the territories agreed by the two parties, (ii) contributing deal flow and strategic cooperation to ensure real estate assets are available for IHT token offerings and (iii) developing a global real estate index series utilizing its BBD AI Engine.

The JV will focus on three primary areas of business activities:

1.	Fixed income-based Real Estate product offerings using Velocity Ledger for global fractionalization, securitization, and tokenization offerings, starting with the cashflow-producing commercial properties of large insurance companies as underlying assets.

2.	Velocity Ledger-based fractionalization, securitization, and tokenization of Real Estate projects and services.

3.	Ideanomics’ BBD Artificial Intelligence (AI) to enhance Real Estate ratings and risk management services.

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Approval of Name Change

On August 28, 2018, Seven Stars Cloud Group, Inc. (the “Company”) received the written consent of the shareholders holding a majority of the voting power of the Company approving (i) an amendment of the Articles of Incorporation of the Company to change the Company name from Seven Stars Cloud Group, Inc., to “Ideanomics, Inc.” (the “Name Change”); (ii) the amendment and restatement of our 2010 Equity Incentive Plan (the “Plan”); and (iii) the issuance of 16,500,000 shares of our common stock (the “Share Issuance”) issuable upon the conversion of a $50,000,000 promissory note held by BT Capital Global Limited, a British Virgin Islands Company.

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The Name Change, the Plan and the Share Issuance was approved by a total of 40,827,931 of the outstanding votes entitled to vote on the matter, representing 55.12% of the votes of the Company’s issued and outstanding voting shares. The Name Change, the Plan and the Share Issuance is expected to become effective approximately 20 calendar days after the Company has filed a final definitive Schedule 14C Information Statement with the United States Securities and Exchange Commission regarding the Name Change, the Plan and the Share Issuance and mailed that Information Statement to the Company’s shareholders. No proxy soliciting material was utilized in connection with the approval by written consent.

Item 8.01	Other Events.

On August 28, 2018, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 27, 2018 the Company issued a press release announcing the adoption of Ideanomics as its new business name subject to shareholder approval. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On August 29, 2018 the Company issued a press release announcing that FINRA had approved the Company’s ownership stake in DBOT. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 28, 2018.

99.2	Press Release, dated August 27, 2018.

99.3	Press Release, dated August 29, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: August 31, 2018	By: /s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board

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